Exhibit 99.1
COMPANY CONTACT
Chris King
(240) 744-1150
FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 19, 2010
DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2010 RESULTS
BETHESDA, Maryland, Tuesday October 19, 2010 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its third fiscal quarter ended September 10, 2010. The Company is a lodging focused real estate investment trust that owns twenty-three premium hotels in North America and holds a senior loan secured by another premium hotel.
Third Quarter 2010 Highlights
•	Acquisition of Hilton Garden Inn Chelsea: The Company acquired the 169-room Hilton Garden Inn Chelsea located in New York, New York for a total investment of $69 million.
•	Acquisition of Renaissance Charleston: The Company acquired the 166-room Renaissance Charleston Historic District Hotel in Charleston, South Carolina for a total investment of $40 million.
•	New Credit Facility: The Company amended and restated its $200 million senior unsecured revolving credit facility that now matures in 2014, including a one year extension option.
•	Frenchman’s Reef Capital Investment Program: The Company is introducing plans to undertake a comprehensive $45 million renovation and repositioning of the Frenchman’s Reef & Morning Star Marriott Beach Resort.
•	Pro Forma RevPAR: The Company’s Pro Forma RevPAR was $113.38, an increase of 5.0 percent from the comparable period in 2009. Pro Forma RevPAR is calculated assuming the Company owned all of its 23 hotels for the entire third quarters of 2010 and 2009.
•	Pro Forma Hotel Adjusted EBITDA Margins: The Company’s Pro Forma Hotel Adjusted EBITDA margin was 23.75% an increase of 33 basis points from the comparable period in 2009. Pro Forma Hotel Adjusted EBITDA margin is calculated assuming the Company owned all of its 23 hotels for the entire third quarters of 2010 and 2009.
•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $33.0 million.
•	Adjusted FFO: The Company’s Adjusted FFO was $22.4 million and Adjusted FFO per diluted share was $0.15.
Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company, stated, “The positive third quarter results reaffirm our conviction that a sustainable lodging recovery continues to build momentum. Our results would have been even stronger but for difficult comparisons at the Westin Boston, which held back our RevPAR growth by 180 basis points and profit margins by 100 basis points. However, our 2010 acquisitions performed exceptionally well. The Hilton Minneapolis and the Hilton Garden Inn New York City both had robust RevPAR increases of over 20%. Our third acquisition, the Renaissance Charleston had strong RevPAR growth of 13% during the quarter. DiamondRock is well positioned to actively pursue additional attractive acquisition opportunities as a result of our strong balance sheet, new corporate revolver, thirteen unencumbered hotels, and over $90 million of unrestricted corporate cash at year end.”

Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margins,” “FFO” and “Adjusted FFO.” Moreover, the discussions of “Pro Forma RevPAR” and “Pro Forma Hotel Adjusted EBITDA Margins” assume the Company owned all of its 23 hotels since January 1, 2009. All other discussions of RevPAR and Hotel Adjusted EBITDA Margins assume that the three acquired hotels were owned by the Company for the period of 2009 comparable to its 2010 ownership period.
For the third quarter beginning June 19, 2010 and ended September 10, 2010, the Company reported the following:
•	Pro Forma RevPAR increase of 5.0% and Pro Forma Hotel Adjusted EBITDA margins increase of 33 basis points.
•	Revenues of $151.1 million compared to $137.8 million for the comparable period in 2009.
•	Adjusted EBITDA of $33.0 million compared to $27.5 million for the comparable period in 2009.
•	Adjusted FFO and Adjusted FFO per diluted share of $22.4 million and $0.15, respectively, compared to $21.0 million and $0.19, respectively, for the comparable period in 2009.
•	Net loss of $3.5 million (or $0.02 per diluted share) compared to net income of $0.8 million (or $0.01 per diluted share) for the comparable period in 2009.
The Boston Westin, which had a difficult prior year comparison due to gaining 15 percent market share during the 2009 third quarter, negatively impacted the Company’s Pro Forma RevPAR growth by 180 basis points and the change in Pro Forma Hotel Adjusted EBITDA margins by approximately 100 basis points.
Including new acquisitions only for the Company’s 2010 ownership period, third quarter RevPAR increased 4.4 percent (from $107.25 to $111.94) from the comparable period in 2009, driven by a 1.5 percentage point increase in occupancy (from 73.5 percent to 75.0 percent) and a 2.3 percent increase in the average daily rate (from $145.93 to $149.35). Hotel Adjusted EBITDA margins increased 35 basis points (from 23.10% to 23.45%) from the comparable period in 2009.
For the period from January 1, 2010 to September 10, 2010, the Company reported the following:
•	Pro Forma RevPAR increase of 3.3% and Pro Forma Hotel Adjusted EBITDA margins increase of 42 basis points.
•	Revenues of $415.1 million compared to $400.0 million for the comparable period in 2009.
•	Adjusted EBITDA of $87.3 million compared to $80.5 million for the comparable period in 2009.
•	Adjusted FFO and Adjusted FFO per diluted share of $56.0 million and $0.40, respectively, compared to $60.6 million and $0.60, respectively, for the comparable period in 2009.
•	Net loss of $11.0 million (or $0.08 per diluted share) compared to $2.1 million (or $0.02 per diluted share) for the comparable period in 2009.
Including new acquisitions only for the Company’s 2010 ownership period, year-to-date RevPAR increased 2.7 percent (from $105.51 to $108.34) from the comparable period in 2009, driven by a 2.3 percent increase in occupancy (from 69.0 percent to 71.3 percent) partially offset by a 0.7 percent decrease in the average daily rate (from $152.98 to $151.94). Year-to-date Hotel Adjusted EBITDA margins increased 17 basis points (from 23.02% to 23.19%) from the comparable period in 2009.

2010 Acquisitions
On June 17, 2010, the Company acquired the 821-room Hilton Minneapolis in Minneapolis, Minnesota, for total consideration of approximately $157 million. The Minneapolis hotel market continued its dynamic growth in the third quarter with Hilton Minneapolis RevPAR growth of approximately 20%. The growth outlook for this hotel remains strong as evidenced by the 2011 booking pace up over 12% compared to the same time last year.
On August 6, 2010, the Company acquired the 166-room Renaissance Charleston Historic District Hotel in Charleston, South Carolina for total consideration of approximately $40 million. The “off-market” acquisition was sourced through the Company’s strategic sourcing relationship with Marriott International, Inc. The hotel is located in Charleston’s historic district and is proximate to historical attractions, shopping and dining in downtown Charleston. The hotel experienced RevPAR growth in the third quarter of approximately 13%. In addition, the demand from Boeing continued to accelerate during the third quarter as the construction on the Dreamliner production plant in Charleston progressed.
On September 8, 2010, the Company acquired the 169-room Hilton Garden Inn Chelsea located in New York City for total consideration of approximately $69 million. The Company retained the existing manager subject to a new, short-term management agreement. The hotel is recently constructed and opened during the fourth quarter of 2007. The hotel benefited from the continuing resurgence in the New York City hotel market, with RevPAR growth of over 20% in the third quarter. Moreover, the hotel’s outlook for the fourth quarter is very strong, as evidenced by the forecasted fourth quarter RevPAR growth of over 20%.
New Line of Credit
On August 6, 2010, the Company amended and restated its $200 million senior unsecured revolving credit facility for a new term of 36 months. The interest rate for the credit facility ranges from 275 to 375 basis points over LIBOR, depending on the Company’s leverage. The credit facility has a LIBOR floor of 100 basis points. The facility may be increased to $275 million with the lenders’ consent. The Company may extend the maturity date of the credit agreement for an additional year upon the payment of applicable fees and satisfaction of certain standard conditions.
Frenchman’s Reef Capital Investment Program
The Company recently completed a comprehensive evaluation of a major capital investment program at the Frenchman’s Reef & Morning Star Marriott Beach Resort. The Company plans to undertake a $45 million renovation and repositioning program in order to enhance all aspects of the guest experience. The Company expects the project to improve the operating performance of the hotel, which is expected to generate an internal rate of return on investment greater than 20%.
The repositioning program is projected to include the following key elements:
•	Reinvented Pool — The Company is planning a major redesign of the pool with state of the art features, including multiple pools, cascading waterfalls, bali beds, a sundeck and a new swim-up bar to provide a premium resort experience.
•	Guestroom Renovation — Each of the guestrooms and bathrooms is expected to feature new modern design elements to enhance lighting, comfort and feel. The renowned interior design firm, Leo Daly, is the designer for the new guestrooms and bathrooms.

•	Spa Upgrade and Expansion — The Company plans to reinvent and double the size of the existing spa. The plans incorporate the creation of a dedicated spa pool, additional treatment rooms, and visual and sensual elements appropriate for a resort spa experience.
•	Infrastructure Improvements — The Company intends to invest $15 million to comprehensively redesign the mechanical plant to allow the hotel to generate its own electricity, improve air flow in common spaces and replace packaged terminal air conditioners in the guestrooms with a central system. These enhancements are expected to greatly reduce the energy consumption and cost per kilowatt hour and generate a significant return on investment while dramatically improving guest comfort.
•	Other Resort Upgrades — In addition to the above, the Company intends to provide for upgrades to the food and beverage outlets, renovation of the main ballroom, balcony upgrades, renovations to the boat dock and improvements to other facilities designed to enhance the guest experience.
The Company expects the majority of the renovation and repositioning will occur during the summer of 2011 when the Company will close two of the resort’s four buildings (approximately 300 guestrooms) during the seasonally slow period between May and September. During this time, the Company expects renovation disruption to operations resulting from the partial closure, decreasing the Company’s EBITDA by several million dollars compared to the comparable period in 2010.
The Company intends to fund the renovation and repositioning program from available corporate cash and borrowings under its credit facility. Marriott International has agreed pursuant to a non-binding term sheet to fund a portion of the expense, demonstrating its commitment to Frenchman’s Reef. In addition to the funding from Marriott and existing escrow reserves, the Company expects its total cash expenditure to be approximately $35 million over the next two years.
Elements of the renovation and repositioning program began during the Company’s fiscal third quarter 2010. In order to take advantage of the low occupancy summer months, the Company started several projects in the Sea Cliff tower in August 2010, including installation of a new roof, tile surrounds in the guest bathrooms and balcony upgrades. The hotel was damaged by Hurricane Earl, which hit the U.S. Virgin Islands during the Sea Cliff construction. The remediation costs related to the damage caused by Hurricane Earl were below the Company’s insurance policy deductible for damages from a named windstorm event. The Company accrued $1.4 million during the third quarter for remediation costs from Hurricane Earl damage, which is being added back to Adjusted EBITDA and Adjusted FFO due to the unusual nature of these costs.
Frenchman’s Reef Tax Agreement
The Company was party to a tax agreement with the USVI that reduced the income tax rate for Frenchman’s Reef to approximately 4%. This agreement expired in February 2010, at which time the income tax rate increased to 37.4%. On October 9, 2010, the USVI Economic Development Authority recommended the approval of the extension of our tax agreement for a period of 5 years, retroactive to February 2010 and subject to another renewal in February 2015. The extension is expected to be sent to the Governor of USVI for final approval and execution. If the agreement is not extended, Frenchman’s Reef will continue to be subject to an income tax rate of 37.4%.
Allerton Mortgage Loan
The Company continues to pursue the foreclosure proceedings initially filed in April 2010 which would result in DiamondRock owning the hotel. However, no assurance can be given that the foreclosure proceedings will be successful. The matter may be resolved without foreclosure if the borrower repays the senior loan in full. Recognition of interest income on the Allerton loan is dependent upon having a reasonable expectation about the timing and amount of cash payments expected to be collected from the borrower. Due to the uncertainty of the timing and amount of cash payments expected, the Company is not accruing any interest income on the Allerton loan. However, the Company includes all cash received from the senior loan on the Allerton in its calculations of Adjusted EBITDA and Adjusted FFO. As of the end of the third quarter, the Company had received cash interest payments from the borrower totaling $1.3 million. Subsequent to the end of the third quarter, the Company received an additional $0.5 million in cash interest payments. The Company’s 2010 Adjusted EBITDA and Adjusted FFO guidance assumes $2.5 million of cash received as payment of interest on the Allerton loan.

Balance Sheet
As of the end of the third quarter, the Company has approximately $61.3 million of unrestricted cash on hand and $782.7 million of debt outstanding, which consists solely of fixed rate, property-specific mortgage debt with no near-term maturities. Thirteen of the Company’s 23 hotels are unencumbered by mortgage debt and the Company’s $200 million senior unsecured credit facility is unused. The Company currently forecasts to end the year with approximately $90 million of unrestricted corporate cash.
The Company continues to maintain its straightforward capital structure. As of September 10, 2010, the Company had no preferred equity outstanding and continued to own 100% of its properties directly.
Outlook and Guidance
The Company is providing guidance, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission. The RevPAR guidance assumes that the acquired hotels were owned by the Company for the prior year comparable periods.
For the fourth quarter 2010, the Company expects:
•	RevPAR growth of 5.0 percent to 7.5 percent.
•	Adjusted EBITDA of $47 million to $50 million.
•	Adjusted FFO of $30 million to $32 million.
•	Adjusted FFO per share of $0.19 to $0.21 based on 154.6 million diluted weighted average shares.
For the full year 2010, the Company increased its guidance as follows:
•	RevPAR growth of 3 percent to 5 percent.
•	Adjusted EBITDA of $135 million to $138 million.
•	Adjusted FFO of $88 million to $90 million, which assumes income tax expense to range from $1.5 million to $2.5 million.
•	Adjusted FFO per share of $0.61 to $0.62 based on 144.4 million diluted weighted average shares.

Earnings Call
The Company will host a conference call to discuss its third quarter results on Tuesday, October 19, 2010, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 888-713-4215 (for domestic callers) or 617-213-4847 (for international callers). The participant passcode is 20971758. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.
About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company owns 23 hotels with over 10,700 rooms and holds the senior loan on a 443-room hotel. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the foreclosure proceedings on the Allerton Hotel; risks associated with the planned renovation and repositioning of the Frenchman’s Reef & Morning Star Marriott Beach Resort and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Reporting Periods for Statement of Operations
The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports 12 weeks of operations for the first three quarters and 16 or 17 weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Davidson Hotel Company, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago and the Hilton Minneapolis, Westin Hotel Management, L.P., manager of the Westin Boston Waterfront and Alliance Hospitality Management, manager of the Hilton Garden Inn Chelsea report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.

Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.
While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront, Hilton Minneapolis or Hilton Garden Inn Chelsea for the month of operations that ends after its fiscal quarter-end because none of Vail Resorts, Davidson Hotel Company, Hilton Hotels Corporation, Westin Hotel Management, L.P., Alliance Hospitality Management and Marriott International make mid-month results available. As a result, the quarterly results of operations include results from Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront, Hilton Minneapolis and Hilton Garden Inn Chelsea as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.
Ground Leases
Five of the Company’s hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, Westin Boston Waterfront and Hilton Minneapolis. In addition, part of a parking structure at a sixth hotel and the golf courses at two additional hotels are also subject to ground leases. In accordance with U.S. generally accepted accounting principles, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease. For the third quarter 2010, contractual cash rent payable on the ground leases totaled $1.5 million and the Company recorded approximately $3.1 million in ground rent expense. The non-cash portion of ground rent expense recorded for the third quarter 2010 was $1.5 million.

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 10, 2010 and December 31, 2009
(in thousands, except share amounts)

	September 10,	December 31,
	2010	2009
	(Unaudited)

ASSETS

Property and equipment, at cost	$2,446,205	$2,171,311
Less: accumulated depreciation	(367,890)	(309,224)

	2,078,315	1,862,087

Deferred financing costs, net	6,040	3,624
Restricted cash	48,242	31,274
Due from hotel managers	70,172	45,200
Note receivable	59,365	—
Favorable lease assets, net	42,880	37,319
Prepaid and other assets	56,110	58,607
Cash and cash equivalents	61,281	177,380

Total assets	$2,422,405	$2,215,491

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage debt	$782,656	$786,777
Senior unsecured credit facility	—	—

Total debt	782,656	786,777

Deferred income related to key money, net	19,373	19,763
Unfavorable contract liabilities, net	84,181	82,684
Due to hotel managers	41,529	29,847
Dividends declared and unpaid	—	41,810
Accounts payable and accrued expenses	84,063	79,104

Total other liabilities	229,146	253,208

Stockholders’ Equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 200,000,000 shares authorized; 154,570,543 and 124,299,423 shares issued and outstanding at September 10, 2010 and December 31, 2009, respectively	1,546	1,243
Additional paid-in capital	1,557,002	1,311,053
Accumulated deficit	(147,945)	(136,790)

Total stockholders’ equity	1,410,603	1,175,506

Total liabilities and stockholders’ equity	$2,422,405	$2,215,491

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Fiscal Quarters Ended September 10, 2010 and September 11, 2009 and
the Periods from January 1, 2010 to September 10, 2010 and January 1, 2009 to September 11, 2009
(in thousands, except per share amounts)

	Fiscal Quarter	Fiscal Quarter	Period from	Period from
	Ended	Ended	January 1, 2010 to	January 1, 2009 to
	September 10, 2010	September 11, 2009	September 10, 2010	September 11, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:

Rooms	$99,703	$88,318	$267,081	$253,661
Food and beverage	43,370	40,836	126,620	122,423
Other	8,040	8,646	21,364	23,866

Total revenues	151,113	137,800	415,065	399,950

Operating Expenses:

Rooms	26,979	23,912	71,510	66,868
Food and beverage	30,534	29,068	86,748	85,969
Management fees	5,080	4,907	13,634	13,243
Other hotel expenses	55,613	50,161	152,232	146,701
Impairment of favorable lease asset	—	—	—	1,286
Depreciation and amortization	21,297	18,866	59,278	57,312
Hotel acquisition costs	899	—	1,236	—
Corporate expenses	3,948	3,675	10,859	11,094

Total operating expenses	144,350	130,589	395,497	382,473

Operating profit	6,763	7,211	19,568	17,477

Other Expenses (Income):

Interest income	(283)	(82)	(650)	(265)
Interest expense	11,240	11,090	30,455	33,673

Total other expenses	10,957	11,008	29,805	33,408

Loss before income taxes	(4,194)	(3,797)	(10,237)	(15,931)

Income tax benefit (expense)	660	4,558	(803)	13,856

Net (loss) income	$(3,534)	$761	$(11,040)	$(2,075)

Earnings (loss) per share:

Basic and diluted earnings (loss) per share	$(0.02)	$0.01	$(0.08)	$(0.02)

DIAMONDROCK HOSPITALITY COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Periods from January 1, 2010 to September 10, 2010 and January 1, 2009 to September 11, 2009
(in thousands)

	Period from	Period from
	January 1, 2010 to	January 1, 2009 to
	September 10, 2010	September 11, 2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(11,040)	$(2,075)
Adjustments to reconcile net loss to net cash provided by operating activities:
Real estate depreciation	59,278	57,312
Corporate asset depreciation as corporate expenses	110	101
Non-cash ground rent	5,104	5,350
Non-cash financing costs as interest	804	556
Non-cash reversal of penalty interest	(3,134)	—
Impairment of favorable lease asset	—	1,286
Amortization of unfavorable contract liabilities	(1,203)	(1,190)
Amortization of deferred income	(390)	(391)
Stock-based compensation	2,794	3,892
Changes in assets and liabilities:
Prepaid expenses and other assets	2,482	(1,982)
Restricted cash	(3,892)	(1,700)
Due to/from hotel managers	(11,765)	4,958
Accounts payable and accrued expenses	3,368	(16,235)

Net cash provided by operating activities	42,516	49,882

Cash flows from investing activities:
Hotel capital expenditures	(16,154)	(17,735)
Hotel acquisitions	(265,998)	—
Purchase of mortgage loan	(60,615)	—
Cash received from mortgage loan	1,250	—
Change in restricted cash	(11,290)	(2,702)

Net cash used in investing activities	(352,807)	(20,437)

Cash flows from financing activities:
Repayments of credit facility	—	(57,000)
Proceeds from mortgage debt	—	43,000
Repayment of mortgage debt	—	(40,528)
Scheduled mortgage debt principal payments	(4,121)	(2,972)
Repurchase of common stock	(3,961)	(309)
Proceeds from sale of common stock, net	209,817	134,878
Payment of financing costs	(3,220)	(1,008)
Payment of cash dividends	(4,323)	(80)

Net cash provided by financing activities	194,192	75,981

Net (decrease) increase in cash and cash equivalents	(116,099)	105,426
Cash and cash equivalents, beginning of period	177,380	13,830

Cash and cash equivalents, end of period	$61,281	$119,256

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$33,381	$35,905

Cash paid for income taxes	$642	$901

Non-GAAP Financial Measures
The Company uses the following four non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) EBITDA, (2) FFO, (3) Adjusted EBITDA and (4) Adjusted FFO.
EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company believes EBITDA is useful to an investor in evaluating its operating performance because it helps investors evaluate and compare the results of its operations from period to period by removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization) from its operating results. The Company also uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2010	January 1, 2009
	September 10,	September 11,	to September 10,	to September 11,
	2010	2009	2010	2009
Net income (loss)	$(3,534)	$761	$(11,040)	$(2,075)
Interest expense	11,240	11,090	30,455	33,673
Income tax expense (benefit)	(660)	(4,558)	803	(13,856)
Depreciation and amortization	21,297	18,866	59,278	57,312

EBITDA	$28,343	$26,159	$79,496	$75,054

	Quarter 4 Forecast 2010 (in 000s)		Full Year Forecast 2010 (in 000s)
	Low End	High End	Low End	High End
Net income (loss)	$(2,850)	$150	$(11,477)	$(8,477)
Interest expense	15,000	15,000	45,500	45,500
Income tax expense (benefit)	2,000	3,000	1,500	2,500
Depreciation and amortization	30,000	29,000	89,000	88,000

EBITDA	$44,150	$47,150	$124,523	$127,523

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains (losses) from sales of property, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2010	January 1, 2009
	September 10,	September 11,	to September 10,	to September 11,
	2010	2009	2010	2009
Net income (loss)	$(3,534)	$761	$(11,040)	$(2,075)
Real estate related depreciation and amortization	21,297	18,866	59,278	57,312

FFO	$17,763	$19,627	$48,238	$55,237

FFO per share (basic and diluted)	$0.11	$0.18	$0.34	$0.54

	Quarter 4 Forecast 2010 (in 000s)		Full Year Forecast 2010 (in 000s)
	Low End	High End	Low End	High End
Net income (loss)	$(2,850)	$150	$(11,477)	$(8,477)
Real estate related depreciation and amortization	30,000	29,000	89,000	88,000

FFO	$27,150	$29,150	$77,523	$79,523

FFO per share (basic and diluted)	$0.18	$0.19	$0.54	$0.55

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO because it believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding the Company’s ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of the Company’s operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:
•	Non-Cash Ground Rent: The Company excludes the non-cash expense incurred from straight lining the rent from its ground lease obligations and the non-cash amortization of its favorable lease assets.
•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the Company’s acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.
•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. The Company excludes these one-time adjustments because they do not reflect its actual performance for that period.
•	Gains from Early Extinguishment of Debt: The Company excludes the effect of gains recorded on the early extinguishment of debt because it believes that including them in EBITDA and FFO is not consistent with reflecting the ongoing performance of its hotels.
•	Impairment Losses: The Company excludes the effect of impairment losses recorded because it believes that including them in EBITDA and FFO is not consistent with reflecting the ongoing performance of its assets. In addition, the Company believes that impairment charges are similar to depreciation expense, which is also excluded from EBITDA and FFO.
•	Gains or Losses on Dispositions: The Company excludes the effect of gains or losses on dispositions from EBITDA because it believes that including them is not consistent with reflecting the ongoing performance of its remaining assets. In addition, gains and losses on dispositions are excluded from the calculation of FFO in accordance with NAREIT standards.
•	Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO is not consistent with the underlying performance of the Company.
•	Mortgage Loan Interest Payments Received: The Company includes cash payments received on its senior loan secured by the Allerton Hotel in Adjusted EBITDA and Adjusted FFO. GAAP requires the Company to record the cash received from the borrower as a reduction of its basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. The Company believes that these cash payments reflect its return on its investment in the mortgage loan and should be included in Adjusted EBITDA and Adjusted FFO as they relate to the operating performance of the Company.
•	Other Non-Cash and / or Unusual Items: The Company excludes the effect of certain non-cash and/or unusual items because it believes that including these costs in EBITDA and FFO is not consistent with the underlying performance of the Company. The Company excluded the remediation costs incurred in connection with the Hurricane Earl damage to Frenchman’s Reef & Morning Star Marriott Beach Resort due to the unusual nature of the hurricane damage.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2010	January 1, 2009
	September 10,	September 11,	to September 10,	to September 11,
	2010	2009	2010	2009
EBITDA	$28,343	$26,159	$79,496	$75,054
Non-cash ground rent	1,538	1,781	5,104	5,350
Non-cash amortization of unfavorable contract liabilities	(409)	(397)	(1,203)	(1,190)
Hurricane remediation expense	1,391	—	1,391	—
Mortgage loan cash payments	1,250	—	1,250	—
Acquisition costs	899	—	1,236	—
Impairment of favorable lease asset	—	—	—	1,286

Adjusted EBITDA	$33,012	$27,543	$87,274	$80,500

	Quarter 4 Forecast 2010 (in 000s)		Full Year Forecast 2010 (in 000s)
	Low End	High End	Low End	High End
EBITDA	$44,150	$47,150	$124,523	$127,523
Non-cash ground rent	2,000	2,000	7,100	7,100
Non-cash amortization of unfavorable contract liabilities	(400)	(400)	(1,750)	(1,750)
Hurricane remediation expense	—	—	1,391	1,391
Mortgage loan cash payments	1,250	1,250	2,500	2,500
Acquisition costs	—	—	1,236	1,236

Adjusted EBITDA	$47,000	$50,000	$135,000	$138,000

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2010	January 1, 2009
	September 10,	September 11,	to September 10,	to September 11,
	2010	2009	2010	2009
FFO	$17,763	$19,627	$48,238	$55,237
Non-cash ground rent	1,538	1,781	5,104	5,350
Non-cash amortization of unfavorable contract liabilities	(409)	(397)	(1,203)	(1,190)
Hurricane remediation expense	1,391	—	1,391	—
Mortgage loan cash payments	1,250	—	1,250	—
Acquisition costs	899	—	1,236	—
Impairment of favorable lease asset	—	—	—	1,286

Adjusted FFO	$22,432	$21,011	$56,016	$60,683

Adjusted FFO per share (basic and diluted)	$0.15	$0.19	$0.40	$0.60

	Quarter 4 Forecast 2010 (in 000s)		Full Year Forecast 2010 (in 000s)
	Low End	High End	Low End	High End
FFO	$27,150	$29,150	$77,523	$79,523
Non-cash ground rent	2,000	2,000	7,100	7,100
Non-cash amortization of unfavorable contract liabilities	(400)	(400)	(1,750)	(1,750)
Hurricane remediation expense	—	—	1,391	1,391
Mortgage loan cash payments	1,250	1,250	2,500	2,500
Acquisition costs	—	—	1,236	1,236

Adjusted FFO	$30,000	$32,000	$88,000	$90,000

Adjusted FFO per share (basic and diluted)	$0.19	$0.21	$0.61	$0.62

Pro Forma Financial Information
The following table presents selected consolidated quarterly financial information on a pro forma basis. The pro forma financial information below includes the operating results for all of the Company’s 23 hotels as if they were owned since January 1, 2009.

	Consolidated Pro Forma Quarterly Results
	Quarter 1, 2010		Quarter 2, 2010		Quarter 3, 2010
RevPAR	$93.85		$116.51		$113.38
RevPAR Change from 2009	(3.0%)		6.5%		5.0%
Revenues (in thousands)	$121,579		$168,544		$157,506
Hotel Adjusted EBITDA (in thousands)	$23,173		$44,964		$37,415
Hotel Adjusted EBITDA Margin	19.06%		26.68%		23.75%
Hotel Adjusted EBITDA Margin Change from 2009	(75	bps)	110	bps	33	bps
Available Rooms	825,343		926,516		926,516
Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown and the Renaissance Charleston and the unusual hurricane damage at the Frenchman’s Reef & Morning Star Marriott Beach Resort. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATIONAL DATA
Schedule of Property Level Results
(in thousands)
(unaudited)

	Fiscal Quarter	Fiscal Quarter
	Ended	Ended		Period from	Period from
	September 10,	September 11,		January 1, 2010 to	January 1, 2009 to
	2010	2009 (1)	% Change	September 10, 2010	September 11, 2009 (1)	% Change
Revenues:
Rooms	$99,703	$95,532	4.4%	$267,081	$260,875	2.4%
Food and beverage	43,370	43,684	(0.7)%	126,620	125,272	1.1%
Other	8,040	9,166	(12.3)%	21,364	24,387	(12.4)%

Total revenues	151,113	148,382	1.8%	415,065	410,534	1.1%

Operating Expenses:
Rooms	26,979	25,619	5.3%	71,510	68,570	4.3%
Food and beverage	30,534	30,812	(0.9)%	86,748	87,714	(1.1)%
Other direct departmental	4,551	4,936	(7.8)%	12,573	13,653	(7.9)%
General and administrative	13,622	12,897	5.6%	37,766	36,425	3.7%
Utilities	6,946	6,489	7.0%	17,694	17,296	2.3%
Repairs and maintenance	7,188	7,105	1.2%	20,031	20,132	(0.5)%
Sales and marketing	11,398	10,733	6.2%	30,816	29,582	4.2%
Base management fees	4,088	3,945	3.6%	11,136	10,870	2.4%
Incentive management fees	992	1,277	(22.3)%	2,498	2,690	(7.1)%
Property taxes	4,879	5,869	(16.9)%	17,554	18,148	(3.3)%
Ground rent	3,068	3,559	(13.8)%	7,499	7,992	(6.2)%
Other fixed expenses	3,961	2,509	57.9%	8,299	7,393	12.3%

Total operating expenses	118,206	115,750	2.1%	324,124	320,465	1.1%

Hotel EBITDA	$32,907	$32,632	0.8%	$90,941	$90,069	1.0%

Non-cash ground rent	1,538	2,040	(24.6)%	5,104	5,604	(8.9)%
Non-cash amortization of unfavorable contract liabilities	(409)	(397)	3.0%	(1,203)	(1,190)	1.1%
Hurricane expense	1,391	—	100%	1,391	—	100%

Hotel Adjusted EBITDA	$35,427	$34,275	3.4%	$96,233	$94,483	1.9%

(1)	For the 2010 acquisitions, the amounts presented include the results of operations of the hotels under previous ownership for the comparable prior year period to our 2010 ownership period.

Market Capitalization as of September 10, 2010
(in thousands, except per share data)

Enterprise Value

Common equity capitalization (at September 10, 2010 closing price of $9.26/share)	$1,445,806
Consolidated debt	782,656
Cash and cash equivalents	(61,281)

Total enterprise value	$2,167,181

Share Reconciliation

Common shares outstanding	154,571

Unvested restricted stock held by management and employees	1,549
Share grants under deferred compensation plan held by directors	15

Combined shares outstanding	156,135

Debt Summary as of September 10, 2010
(dollars in thousands)

	Interest		Outstanding
Property	Rate	Term	Principal	Maturity

Courtyard Manhattan / Midtown East	8.810%	Fixed	$42,721	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	32,060	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	51,000	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Marriott Frenchman’s Reef	5.440%	Fixed	60,781	August 2015
Renaissance Worthington	5.400%	Fixed	56,598	July 2015
Orlando Airport Marriott	5.680%	Fixed	59,000	January 2016
Chicago Marriott Downtown	5.975%	Fixed	217,896	April 2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016
Senior Unsecured Credit Facility	LIBOR + 3.00	Variable	—	August 2014

Total Debt			$782,656

Operating Statistics — Third Quarter (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	3Q 2010	3Q 2009	B/(W)	3Q 2010	3Q 2009	B/(W)	3Q 2010	3Q 2009	B/(W)	3Q 2010	3Q 2009	B/(W)

Atlanta Alpharetta	$117.07	$116.95	0.1%	69.0%	62.2%	6.8%	$80.72	$72.70	11.0%	22.55%	24.91%	-236	bps
Westin Atlanta North (2)	$102.37	$99.34	3.1%	72.0%	71.8%	0.2%	$73.72	$71.32	3.4%	13.43%	11.69%	174	bps
Atlanta Waverly	$120.96	$124.54	(2.9%)	63.7%	66.2%	(2.5%)	$77.04	$82.40	(6.5%)	47.07%	23.23%	2384	bps
Renaissance Austin	$137.25	$130.90	4.9%	57.5%	60.1%	(2.6%)	$78.89	$78.67	0.3%	22.79%	25.72%	-293	bps
Bethesda Marriott Suites	$152.06	$148.26	2.6%	67.6%	64.2%	3.4%	$102.87	$95.22	8.0%	20.71%	14.96%	575	bps
Boston Westin (2)	$184.80	$194.03	(4.8%)	79.9%	83.0%	(3.1%)	$147.72	$161.01	(8.3%)	25.37%	31.88%	-651	bps
Renaissance Charleston (4)	$148.55	$140.39	5.8%	84.4%	82.7%	1.7%	$125.31	$116.12	7.9%	29.44%	24.54%	490	bps
Hilton Garden Inn Chelsea (5)	—	—	—	—	—	—	—	—	—	—	—	—
Chicago Marriott	$175.41	$168.19	4.3%	84.7%	85.9%	(1.2%)	$148.52	$144.53	2.8%	23.71%	24.68%	-97	bps
Chicago Conrad (2)	$198.78	$183.85	8.1%	89.4%	84.2%	5.2%	$177.66	$154.72	14.8%	31.85%	31.15%	70	bps
Courtyard Fifth Avenue	$247.56	$209.56	18.1%	84.7%	91.5%	(6.8%)	$209.72	$191.84	9.3%	23.72%	21.49%	223	bps
Courtyard Midtown East	$235.92	$197.48	19.5%	87.4%	90.4%	(3.0%)	$206.26	$178.47	15.6%	28.91%	24.51%	440	bps
Frenchman’s Reef (2)	$175.16	$174.86	0.2%	85.6%	90.1%	(4.5%)	$149.90	$157.63	(4.9%)	5.01%	16.08%	-1107	bps
Griffin Gate Marriott	$127.74	$122.72	4.1%	71.2%	73.6%	(2.4%)	$90.99	$90.31	0.8%	28.90%	27.34%	156	bps
Los Angeles Airport	$100.33	$101.34	(1.0%)	85.3%	73.1%	12.2%	$85.59	$74.12	15.5%	13.81%	11.35%	246	bps
Hilton Minneapolis (3)	$143.61	$137.14	4.7%	85.9%	75.2%	10.7%	$123.43	$103.15	19.7%	37.89%	29.88%	801	bps
Oak Brook Hills	$109.28	$113.70	(3.9%)	61.5%	58.4%	3.1%	$67.25	$66.41	1.3%	17.55%	25.17%	-762	bps
Orlando Airport Marriott	$86.92	$92.47	(6.0%)	65.1%	68.1%	(3.0%)	$56.60	$63.01	(10.2%)	7.35%	15.00%	-765	bps
Salt Lake City Marriott	$133.49	$135.67	(1.6%)	53.6%	51.9%	1.7%	$71.58	$70.35	1.7%	21.81%	20.73%	108	bps
The Lodge at Sonoma	$214.37	$207.44	3.3%	86.1%	82.1%	4.0%	$184.52	$170.32	8.3%	27.59%	25.85%	174	bps
Torrance Marriott South Bay	$101.60	$106.15	(4.3%)	79.0%	79.0%	0.0%	$80.24	$83.82	(4.3%)	19.55%	21.66%	-211	bps
Vail Marriott (2)	$183.45	$151.36	21.2%	65.7%	57.6%	8.1%	$120.61	$87.15	38.4%	23.24%	12.26%	1098	bps
Renaissance Worthington	$156.29	$150.65	3.7%	54.9%	58.3%	(3.4%)	$85.78	$87.78	(2.3%)	16.52%	18.24%	-172	bps

Total/Weighted Average	$149.35	$145.93	2.3%	75.0%	73.5%	1.5%	$111.94	$107.25	4.4%	23.45%	23.10%	35	bps

(1)	For the 2010 acquisitions, the operating statistics include the results of operations of the hotels under previous ownership for the comparable prior year period to the Company’s 2010 ownership period.

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the third quarter and includes the months of June, July and August.

(3)	Hilton Minneapolis was acquired on June 16, 2010 and reports operations on a calendar month and year basis. The fiscal quarter ended September 10, 2010 includes the operations of the hotel from June 16, 2010 to August 31, 2010.

(4)	Renaissance Charleston was acquired on August 6, 2010. The fiscal quarter ended September 10, 2010 includes the operations of the hotel from August 6, 2010 to September 10, 2010.

(5)	Hilton Garden Inn Chelsea reports operations on a calendar month and year basis. The fiscal quarter ended September 10, 2010 excludes the operations of the hotel since it was acquired on September 8, 2010.

Operating Statistics — Year to Date (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2010	YTD 2009	B/(W)	YTD 2010	YTD 2009	B/(W)	YTD 2010	YTD 2009	B/(W)	YTD 2010	YTD 2009	B/(W)

Atlanta Alpharetta	$118.63	$124.47	(4.7%)	67.5%	60.1%	7.4%	$80.07	$74.79	7.1%	24.55%	25.72%	-117	bps
Westin Atlanta North (2)	$102.40	$102.07	0.3%	71.4%	68.5%	2.9%	$73.14	$69.93	4.6%	15.00%	12.55%	245	bps
Atlanta Waverly	$126.66	$133.06	(4.8%)	64.7%	63.8%	0.9%	$81.93	$84.88	(3.5%)	29.65%	23.26%	639	bps
Renaissance Austin	$141.71	$146.44	(3.2%)	61.7%	62.2%	(0.5%)	$87.46	$91.02	(3.9%)	28.68%	29.58%	-90	bps
Bethesda Marriott Suites	$162.00	$168.94	(4.1%)	67.2%	63.2%	4.0%	$108.83	$106.75	1.9%	23.89%	23.83%	6	bps
Boston Westin (2)	$186.39	$191.91	(2.9%)	69.6%	68.7%	0.9%	$129.65	$131.80	(1.6%)	23.54%	27.03%	-349	bps
Renaissance Charleston (4)	$148.55	$140.39	5.8%	84.4%	82.7%	1.7%	$125.31	$116.12	7.9%	29.44%	24.54%	490	bps
Hilton Garden Inn Chelsea (5)	—	—	—	—	—	—	—	—	—	—	—	—
Chicago Marriott	$176.48	$169.30	4.2%	71.7%	73.9%	(2.2%)	$126.48	$125.07	1.1%	18.63%	19.72%	-109	bps
Chicago Conrad (2)	$176.17	$180.41	(2.4%)	77.7%	73.6%	4.1%	$136.93	$132.85	3.1%	21.88%	22.58%	-70	bps
Courtyard Fifth Avenue	$235.93	$208.92	12.9%	86.1%	89.4%	(3.3%)	$203.18	$186.80	8.8%	24.29%	21.15%	314	bps
Courtyard Midtown East	$221.64	$201.73	9.9%	85.6%	85.6%	0.0%	$189.62	$172.60	9.9%	28.40%	25.25%	315	bps
Frenchman’s Reef (2)	$232.26	$222.47	4.4%	84.8%	87.9%	(3.1%)	$197.00	$195.52	0.8%	25.80%	26.46%	-66	bps
Griffin Gate Marriott	$124.17	$122.79	1.1%	63.7%	62.8%	0.9%	$79.11	$77.06	2.7%	22.62%	23.26%	-64	bps
Los Angeles Airport	$102.44	$108.71	(5.8%)	82.4%	74.4%	8.0%	$84.45	$80.92	4.4%	15.65%	16.28%	-63	bps
Hilton Minneapolis (3)	$143.61	$137.14	4.7%	85.9%	75.2%	10.7%	$123.43	$103.15	19.7%	37.89%	29.88%	801	bps
Oak Brook Hills	$106.83	$117.40	(9.0%)	52.6%	42.9%	9.7%	$56.22	$50.42	11.5%	10.09%	14.49%	-440	bps
Orlando Airport Marriott	$97.65	$105.46	(7.4%)	71.6%	75.0%	(3.4%)	$69.90	$79.12	(11.7%)	19.34%	26.94%	-760	bps
Salt Lake City Marriott	$134.00	$134.94	(0.7%)	54.0%	53.5%	0.5%	$72.32	$72.22	0.1%	26.10%	22.85%	325	bps
The Lodge at Sonoma	$192.22	$189.98	1.2%	68.1%	61.6%	6.5%	$130.99	$116.96	12.0%	14.36%	11.18%	318	bps
Torrance Marriott South Bay	$100.73	$112.02	(10.1%)	81.4%	71.2%	10.2%	$81.96	$79.77	2.7%	19.76%	22.38%	-262	bps
Vail Marriott (2)	$232.48	$211.05	10.2%	65.8%	64.0%	1.8%	$152.94	$135.05	13.2%	32.46%	24.87%	759	bps
Renaissance Worthington	$158.77	$161.74	(1.8%)	66.2%	64.9%	1.3%	$105.07	$104.90	0.2%	29.87%	28.57%	130	bps

Total/Weighted Average	$151.94	$152.98	(0.7%)	71.3%	69.0%	2.3%	$108.34	$105.51	2.7%	23.19%	23.02%	17	bps

(1)	For the 2010 acquisitions, the operating statistics include the results of operations of the hotels under previous ownership for the comparable prior year period to the 2010 ownership period.

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through August.

(3)	Hilton Minneapolis was acquired on June 16, 2010 and reports operations on a calendar month and year basis. The period from January 1, 2010 to September 10, 2010 includes the operations of the hotel from June 16, 2010 to August 31, 2010.

(4)	Renaissance Charleston was acquired on August 6, 2010. The period from January 1, 2010 to September 10, 2010 includes the operations of the hotel from August 6, 2010 to September 10, 2010.

(5)	Hilton Garden Inn Chelsea reports operations on a calendar month and year basis. The period from January 1, 2010 to September 10, 2010 excludes the operations of the hotel since it was acquired on September 8, 2010.

Hotel Adjusted EBITDA Reconciliation

	Third Quarter 2010
			Plus:	Plus:	Plus:	Equals:
	Total	Net Income /		Interest	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$3,060	$404	$286	$—	$—	$690
Westin Atlanta North (2)	$3,931	$96	$432	$—	$—	$528
Atlanta Waverly	$6,662	$818	$1,066	$1,252	$—	$3,136
Renaissance Austin	$5,982	$(666)	$954	$1,075	$—	$1,363
Bethesda Marriott Suites	$3,197	$(1,292)	$503	$—	$1,451	$662
Boston Westin (2)	$16,170	$1,092	$2,894	$—	$117	$4,103
Renaissance Charleston (4)	$907	$174	$105	$—	$(12)	$267
Hilton Garden Inn Chelsea (5)	$—	$—	$—	$—	$—	$—
Chicago Marriott	$21,634	$(1,029)	$3,444	$3,079	$(365)	$5,129
Chicago Conrad (2)	$7,096	$1,152	$1,108	$—	$—	$2,260
Courtyard Fifth Avenue	$3,288	$(504)	$437	$799	$48	$780
Courtyard Midtown East	$5,597	$183	$522	$913	$—	$1,618
Frenchman’s Reef (2)	$10,789	$(3,043)	$1,402	$791	$1,391	$541
Griffin Gate Marriott	$6,046	$998	$751	$—	$(1)	$1,748
Los Angeles Airport	$11,329	$(796)	$1,324	$1,036	$—	$1,564
Hilton Minneapolis (3)	$11,821	$3,053	$1,662	$—	$(236)	$4,479
Oak Brook Hills	$5,691	$128	$746	$—	$125	$999
Orlando Airport Marriott	$3,238	$(1,297)	$750	$785	$—	$238
Salt Lake City Marriott	$4,420	$(169)	$714	$419	$—	$964
The Lodge at Sonoma	$4,552	$932	$324	$—	$—	$1,256
Torrance Marriott South Bay	$4,492	$125	$753	$—	$—	$878
Vail Marriott (2)	$5,835	$861	$495	$—	$—	$1,356
Renaissance Worthington	$5,374	$(462)	$625	$722	$3	$888

Total	$151,113	$758	$21,297	$10,871	$2,521	$35,427

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of favorable lease assets, the non-cash amortization of unfavorable contract liabilities and the unusual hurricane remediation expense at Frenchman’s Reef.

(2)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the third quarter and include the months of June, July and August.

(3)	Hilton Minneapolis reports operations on a calendar month and year basis. The fiscal quarter ended September 10, 2010 includes the operations for the period from June 16, 2010 to August 31, 2010.

(4)	Renaissance Charleston was acquired on August 6, 2010 and includes operations from August 6, 2010 to September 10, 2010.

(5)	Hilton Garden Inn Chelsea reports operations on a calendar month and year basis. The fiscal quarter ended September 10, 2010 excludes the operations of the hotel since it was acquired on September 8, 2010.

Hotel Adjusted EBITDA Reconciliation

	Third Quarter 2009 (1)
			Plus:	Plus:	Plus:	Equals:
	Total	Net Income /		Interest	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$2,734	$406	$275	$—	$—	$681
Westin Atlanta North (3)	$3,748	$34	$404	$—	$—	$438
Atlanta Waverly	$6,948	$(623)	$986	$1,251	$—	$1,614
Renaissance Austin	$6,053	$(458)	$942	$1,073	$—	$1,557
Bethesda Marriott Suites	$2,947	$(1,565)	$504	$43	$1,459	$441
Boston Westin (3)	$18,470	$2,904	$2,867	$—	$117	$5,888
Renaissance Charleston	$856	$83	$128	$—	$—	$211
Chicago Marriott	$21,702	$(378)	$3,005	$3,093	$(365)	$5,355
Chicago Conrad (3)	$6,479	$909	$1,109	$—	$—	$2,018
Courtyard Fifth Avenue	$3,025	$(632)	$435	$799	$48	$650
Courtyard Midtown East	$4,896	$160	$517	$523	$—	$1,200
Frenchman’s Reef (3)	$11,447	$315	$745	$781	$—	$1,841
Griffin Gate Marriott	$6,031	$525	$788	$337	$(1)	$1,649
Los Angeles Airport	$10,178	$(1,163)	$1,284	$1,034	$—	$1,155
Minneapolis Hilton	$9,730	$954	$1,695	$—	$258	$2,907
Oak Brook Hills	$6,119	$670	$745	$—	$125	$1,540
Orlando Airport Marriott	$3,853	$(938)	$731	$785	$—	$578
Salt Lake City Marriott	$4,351	$(263)	$729	$436	$—	$902
The Lodge at Sonoma	$4,085	$529	$527	$—	$—	$1,056
Torrance Marriott South Bay	$4,761	$268	$763	$—	$—	$1,031
Vail Marriott (3)	$4,493	$(186)	$737	$—	$—	$551
Renaissance Worthington	$5,482	$(507)	$773	$731	$3	$1,000

Total	$148,382	$1,044	$20,689	$10,886	$1,644	$34,275

(1)	For the 2010 acquisitions, the amounts presented include the results of operations of the hotels under previous ownership for the comparable prior year period to the Company’s 2010 ownership period.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of June, July, and August.

Hotel Adjusted EBITDA Reconciliation

	Year to Date 2010
			Plus:	Plus:	Plus:	Equals:
	Total	Net Income /		Interest	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$9,413	$1,453	$858	$—	$—	$2,311
Westin Atlanta North (2)	$10,511	$311	$1,266	$—	$—	$1,577
Atlanta Waverly	$20,622	$(810)	$3,155	$3,770	$—	$6,115
Renaissance Austin	$19,928	$(381)	$2,865	$3,232	$—	$5,716
Bethesda Marriott Suites	$9,988	$(3,505)	$1,523	$—	$4,368	$2,386
Boston Westin (2)	$42,536	$994	$8,670	$—	$351	$10,015
Renaissance Charleston (4)	$907	$174	$105	$—	$(12)	$267
Hilton Garden Inn Chelsea (5)	$—	$—	$—	$—	$—	$—
Chicago Marriott	$57,113	$(7,190)	$9,641	$9,285	$(1,095)	$10,641
Chicago Conrad (2)	$14,139	$(225)	$3,319	$—	$—	$3,094
Courtyard Fifth Avenue	$9,630	$(1,521)	$1,310	$2,405	$145	$2,339
Courtyard Midtown East	$15,590	$79	$1,561	$2,787	$—	$4,427
Frenchman’s Reef (2)	$37,119	$5,758	$3,173	$(745)	$1,391	$9,577
Griffin Gate Marriott	$16,051	$1,352	$2,282	$—	$(3)	$3,631
Los Angeles Airport	$34,699	$(1,624)	$3,936	$3,120	$—	$5,432
Hilton Minneapolis (3)	$11,821	$3,053	$1,662	$—	$(236)	$4,479
Oak Brook Hills	$14,023	$(1,200)	$2,240	$—	$375	$1,415
Orlando Airport Marriott	$12,874	$(2,100)	$2,226	$2,364	$—	$2,490
Salt Lake City Marriott	$14,350	$327	$2,145	$1,274	$—	$3,746
The Lodge at Sonoma	$10,287	$509	$968	$—	$—	$1,477
Torrance Marriott South Bay	$13,995	$509	$2,257	$—	$—	$2,766
Vail Marriott (2)	$18,053	$3,943	$1,917	$—	$—	$5,860
Renaissance Worthington	$21,417	$2,008	$2,199	$2,182	$8	$6,397

Total	$415,065	$1,913	$59,278	$29,674	$5,292	$96,233

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of favorable lease assets, the non-cash amortization of unfavorable contract liabilities and the unusual hurricane remediation expense at Frenchman’s Reef.

(2)	The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the third quarter and include the months of January through August.

(3)	Hilton Minneapolis reports operations on a calendar month and year basis. The period from January 1, 2010 to September 10, 2010 includes the operations for the period from June 16, 2010 to August 31, 2010.

(4)	Renaissance Charleston was acquired on August 6, 2010 and includes operations from August 6, 2010 to September 10, 2010.

(5)	Hilton Garden Inn Chelsea reports operations on a calendar month and year basis. The period from January 1, 2010 to September 10, 2010 excludes the operations of the hotel since it was acquired on September 8, 2010.

Hotel Adjusted EBITDA Reconciliation

	Year to Date 2009 (1)
			Plus:	Plus:	Plus:	Equals:
	Total	Net Income /		Interest	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$8,740	$1,443	$805	$—	$—	$2,248
Westin Atlanta North (3)	$9,970	$(308)	$1,559	$—	$—	$1,251
Atlanta Waverly	$21,272	$(1,783)	$2,947	$3,784	$—	$4,948
Renaissance Austin	$20,882	$169	$2,764	$3,243	$—	$6,176
Bethesda Marriott Suites	$9,816	$(3,641)	$1,496	$114	$4,376	$2,345
Boston Westin (3)	$43,632	$2,890	$8,554	$—	$351	$11,795
Renaissance Charleston	$856	$83	$128	$—	$—	$211
Chicago Marriott	$58,130	$(6,545)	$9,756	$9,350	$(1,095)	$11,466
Chicago Conrad (3)	$14,102	$(104)	$3,288	$—	$—	$3,184
Courtyard Fifth Avenue	$8,902	$(1,980)	$1,305	$2,415	$143	$1,883
Courtyard Midtown East	$14,330	$530	$1,545	$1,544	$—	$3,619
Frenchman’s Reef (3)	$36,080	$4,965	$2,194	$2,389	$—	$9,548
Griffin Gate Marriott	$15,906	$307	$2,369	$1,026	$(3)	$3,699
Los Angeles Airport	$33,757	$(1,471)	$3,841	$3,124	$—	$5,494
Minneapolis Hilton	$9,730	$954	$1,695	$—	$258	$2,907
Oak Brook Hills	$14,023	$(620)	$2,277	$—	$375	$2,032
Orlando Airport Marriott	$15,031	$(546)	$2,221	$2,374	$—	$4,049
Salt Lake City Marriott	$14,143	$(122)	$2,041	$1,312	$—	$3,231
The Lodge at Sonoma	$9,403	$(505)	$1,556	$—	$—	$1,051
Torrance Marriott South Bay	$14,270	$902	$2,291	$—	$—	$3,193
Vail Marriott (3)	$16,128	$1,835	$2,176	$—	$—	$4,011
Renaissance Worthington	$21,432	$1,578	$2,326	$2,212	$8	$6,124

Total	$410,534	$(1,969)	$59,134	$32,887	$4,413	$94,483

(1)	For the 2010 acquisitions, the amounts presented include the results of operations of the hotels under previous ownership for the comparable prior year period to the Company’s 2010 ownership periods.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through August.